Exhibit 5.1

Owen M. Naccarato
Attorney at Law
18301 Von Karman Avenue, Suite 430
Irvine, CA 91612
Office: (949) 851-9261 Fax: (949) 851-9262

December 6, 2006

Family Room Entertainment Corporation

Re: Opinion of Counsel - Registration Statement on Form S-8

Gentleman:

I have acted as counsel for Family Room Entertainment Corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration statement on Form S-8 under the Securities Act of 1933, (the “Registration Statement”), concerning its plan to issue 25,000,000 shares of the Company’s common stock, $.01 par value, (the “common stock”), issuable pursuant to various consulting agreements.

I have examined the Certificate of Incorporation, as amended, and the By-Laws of the company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

                The Opinions contained herein are rendered as of the date hereof, and we undertake no obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein, and we hereby disclaim any such obligation.

                This Opinion may be relied upon by you only in connection with filing of the Registration Statement and we hereby consent to the use of it as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act"), the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent.

Very truly yours,

/s/ Owen Naccarato
Owen Naccarato, Esq.